     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2001
                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         KOSAN BIOSCIENCES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ---------------------


                                    3832 BAY CENTER PLACE
                                      HAYWARD, CA 94545
       DELAWARE                         (510) 732-8400                              94-3217016
(STATE OF INCORPORATION)   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             ---------------------
                             1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                             ---------------------

                          DANIEL V. SANTI, M.D., PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         KOSAN BIOSCIENCES INCORPORATED
                              3832 BAY CENTER PLACE
                                HAYWARD, CA 94545
                                 (510) 732-8400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------

                                    Copy to:

                          SUZANNE SAWOCHKA HOOPER, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                               PALO ALTO, CA 94306
                                 (650) 843-5000


=============================================================================================================
                                    CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                        PROPOSED       PROPOSED
                     TITLE OF                                           MAXIMUM        MAXIMUM
                    SECURITIES                        AMOUNT            OFFERING      AGGREGATE     AMOUNT OF
                      TO BE                            TO BE             PRICE         OFFERING    REGISTRATION
                    REGISTERED                     REGISTERED (1)    PER SHARE (2)    PRICE (2)        FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share,
reserved for future issuance under the
1996 Stock Option Plan                           375,000 shares         $ 8.93      $3,348,750       $837.19
=============================================================================================================


(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Kosan's common stock that become issuable under the 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Kosan's receipt of consideration that results in an increase in the number of Kosan's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(l) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low price of Kosan's common stock as reported on the Nasdaq National Market on June 18, 2001.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

               (a) Kosan's latest annual report on Form 10-K filed on March 30, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (b) All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

               (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on September 27, 2000, pursuant to Section 12(g) of the Exchange Act and declared effective on October 4, 2000.

        In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Cooley Godward LLP, Palo Alto, California, is corporate counsel to the Registrant and has rendered an opinion as to the Common Stock offered hereby.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. However, the Registrant will indemnify a person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant's board. Delaware law provides that directors of a corporation will not be held personally liable for monetary damages for breach of their fiduciary duties as directors, except for breaches of the director's duty of loyalty to Registrant or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, and transactions from which a director derives an improper benefit. This limitation of liability does not apply to liabilities arising under the state or federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or recission.

        The Registrant's bylaws provide that it must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's bylaws also permit it to obtain insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

        The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in its bylaws. These agreements, among other things, provided that the Registrant will indemnify each of its directors and officers for various expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or arising out of their services as one of its directors or officers, any subsidiaries or any other company or enterprise to which he or she provides services at its request. In addition, the Registrant maintains directors' and officers' insurance providing indemnification for its directors and officers. The Registrant believes that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

        At present, there is no pending litigation or proceeding involving any of Registrant's directors, officers, employees or agents where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

                                    EXHIBITS


  Exhibit Number                           Description
       3.2*          Amended and Restated Certificate of Incorporation of Registrant

       3.4*          Bylaws of Registrant

       5.1           Opinion of Cooley Godward LLP

      10.2*          1996 Stock Option Plan, as amended

      23.1           Consent of Ernst & Young LLP, Independent Auditors

      23.2           Consent of Cooley Godward LLP (contained in Exhibit 5.1)

      24.1           Power of Attorney (contained on the signature page)


------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-33732), which was declared effective on October 4, 2000.

                                  UNDERTAKINGS

        A.      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 18th day of June 2001.

                               KOSAN BIOSCIENCES INCORPORATED

                               By:    /s/ Daniel V. Santi
                                      --------------------------------------
                                      Daniel V. Santi, M.D., Ph.D.
                                      Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel V. Santi and Michael S. Ostrach, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed on June 18, 2001 by the following persons in the capacities indicated.


SIGNATURE                               TITLE
---------                               -----
/s/ Daniel V. Santi                     Chief Executive Officer and Chairman of the Board of
--------------------------------------- Directors (Principal Executive Officer)
Daniel V. Santi, M.D., Ph.D.

/s/ Susan M. Kanaya                     Vice President, Finance and Chief Financial Officer
--------------------------------------- (Principal Financial and Accounting Officer)
Susan M. Kanaya

/s/ Peter Davis                         Director
---------------------------------------
Peter Davis, Ph.D.

/s/ Jean Deleage                        Director
---------------------------------------
Jean Deleage, Ph.D.

/s/ Chaitan Khosla                      Director
---------------------------------------
Chaitan Khosla, Ph.D.

/s/ Christopher Walsh                   Director
---------------------------------------
Christopher Walsh, Ph.D.

                                INDEX TO EXHIBITS


         EXHIBIT
         NUMBER                                   DESCRIPTION
        ----------                                -----------
           3.2*            Amended and Restated Certificate of Incorporation of Registrant

           3.4*            Bylaws of Registrant

           5.1             Opinion of Cooley Godward LLP

          10.2*            1996 Stock Option Plan, as amended

          23.1             Consent of Ernst & Young LLP, Independent Accountants

          23.2             Consent of Cooley Godward, LLP (contained in Exhibit 5.1)

          24.1             Power of Attorney (contained on the signature page)

------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-33732), which was declared effective on October 4, 2000.